Item 12(b).

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: T. Rowe Price Capital Appreciation Fund

In connection with the Report on Form N-CSR for the above named Issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: April 4, 2019	/s/ David Oestreicher
David Oestreicher
Principal Executive Officer

Date: April 4, 2019	/s/ Catherine D. Mathews
Catherine D. Mathews
Principal Financial Officer

Appendix

The manual signatures on the preceding pages under headings “CERTIFICATIONS,” “CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002,” and “SIGNATURES” serve as evidence of the Principal Executive Officer’s and Principal Financial Officer’s authentication, acknowledgement and adoption of the typed signatures included in filings on Form N-CSR for each fund listed below for the period ended June 30, 2018.

Fund	ABBR
T. Rowe Price Capital Appreciation Fund	CAF